Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Cindy Matthews-Morales, Chief Financial Officer and Secretary of Bridgford Foods Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended July 10, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 24, 2026	/s/ Cindy Matthews-Morales
Cindy Matthews-Morales,
Chief Financial Officer, Secretary
(Principal Financial and Accounting Officer)

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, irrespective of any general incorporation language contained in any such filing.